UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2006
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)	L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.
On March 10, 2006, Nortel Networks Corporation (“NNC”) issued a press release, which included certain preliminary unaudited financial information for the fiscal year ended December 31, 2005. Such press release is attached hereto as Exhibit 99.1 (information included on or linked from the registrant’s website, referenced in such release, is not incorporated by reference into this report) and furnished in accordance with Item 2.02 of Form 8-K.
NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.
Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 10, 2006, NNC and the registrant notified the New York Stock Exchange and the Toronto Stock Exchange that they will need to delay the filing of their Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) and their corresponding filings under Canadian securities laws. NNC and the registrant expect to file their 2005 Form 10-K by April 30, 2006.
Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
NNC announced that it and the registrant will restate their financial results for 2003, 2004 and the first nine months of 2005, and will have adjustments to periods prior to 2003, primarily due to revenue incorrectly recognized in prior periods that should have been deferred to future periods. The restatement adjustments were identified primarily through an extensive contract review undertaken as part of remedial efforts to compensate for previously reported internal control deficiencies and through discussions with their independent auditors, Deloitte & Touche LLP (“Deloitte”), as part of the audit of the 2005 financial results. NNC currently expects revisions to its previously reported 2003 and 2004 financial results reflecting negative impacts on revenue of $157 million and $77 million and on net earnings/loss of $91 million and $93 million, respectively, as well as revisions to its previously reported 2005 nine month results reflecting negative impacts on revenue of $162 million and on net earnings/loss of $95 million in the aggregate. With respect to financial results prior to 2003, NNC currently expects revisions reflecting negative impacts on revenue of $470 million and on net earnings/loss of $99 million, in the aggregate.
Accordingly, the Audit Committees of NNC’s and the registrant’s Boards of Directors (the “Audit Committee”) concluded on March 9, 2006 that, pending the filing of NNC’s and the registrant’s 2005 Form 10-K containing restated financial information for 2003, 2004 and the first nine months of 2005, the previously filed financial statements of NNC and the registrant for such periods, including the corresponding interim financial statements, and the auditors’ reports on the respective annual financial statements should not be relied upon. The Audit Committee has discussed these matters with Deloitte. Deloitte concurred with the Audit Committee’s conclusion.
Item 5.04.     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.
In light of the matters described in this report, NNC is suspending all purchases of its common shares under its employee investment plans, stock option plans and stock purchase plans (the “Plans”), effective immediately. Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the SEC’s Regulation BTR, and concurrently with the filing of this Current Report on Form 8-K, NNC is transmitting a notice of blackout to the members of its Board of Directors and its executive officers. Such notice is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 8.01.     Other Events.
Restatements
As previously disclosed, NNC has continued to identify, develop and implement the Board mandated remedial measures to address the as yet unremedied material weaknesses in its internal control over financial reporting that have been identified by NNC and its independent auditors. As part of these remedial efforts to ensure the reliability of its financial reporting, NNC has undertaken intensive efforts in 2005 to validate its recognition of revenue. The contract review and discussions with NNC’s independent auditors referred to above have related primarily to NNC’s accounting for complex contractual arrangements under American Institute of Certified Public Accountants Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”, and SOP 97-2, “Software Revenue Recognition”. This work has resulted in the determination that certain revenue recognized in prior periods should have been deferred and recognized in future periods for contracts involving multiple deliverable elements, including upon the delivery of the undelivered elements such as hardware, software and/or services. As outlined above and subject principally to the audit of NNC’s financial statements by its independent auditors, NNC currently expects revisions to its previously reported 2003 and 2004 financial results reflecting negative impacts on revenue of $157 million and $77 million and on net earnings/loss of $91 million and $93 million, respectively, as well as revisions to its previously reported 2005 nine month results reflecting negative impacts on revenue of $162 million and on net earnings/loss of $95 million in the aggregate. With respect to financial results prior to 2003, NNC currently expects revisions reflecting negative impacts on revenue of $470 million and on net earnings/loss of $99 million in the aggregate.
NNC expects that full remediation of its material weaknesses, ineffective internal control over financial reporting and ineffective disclosure controls and procedures will continue to take significant time and effort.
NNC expects to file its and NNL’s 2005 Form 10-K by April 30, 2006 and any other required amendments to periodic reports for prior periods thereafter. NNC and the registrant will therefore file with the SEC a Form 12b-25 Notification of Late Filing relating to the delay in filing their 2005 Form 10-K and indicating that the filings will not be made within the 15-day extension period permitted by the Form. NNC and the registrant will provide bi-weekly updates on their affairs in accordance with the alternate information guidelines of the Ontario Securities Commission until they are current with their filing obligations under Canadian securities laws.
Potential Impacts
Credit Facility; EDC Support Facility; Debt Securities
Since NNC will not be able to file its 2005 Form 10-K by March 16, 2006, absent a waiver, an event of default will occur under the US$1.3 billion one-year credit facility (the “2006 Credit Facility”) entered into by NNC’s indirect subsidiary, Nortel Networks Inc. (“NNI”). As a result of this and certain other related breaches, lenders holding greater than 50% of each tranche under the 2006 Credit Facility have the right to accelerate such tranche, and lenders holding greater than 50% of all of the secured loans under the 2006 Credit Facility have the right to exercise rights against certain collateral. The entire US$1.3 billion under the 2006 Credit Facility is currently outstanding. Nortel will request a temporary waiver from the lenders while Nortel completes its filing obligations. There can be no assurance that Nortel will receive such a waiver.
In addition, as a result of a cross-default provision and other related breaches, absent a waiver, Export Development Canada (“EDC”) will have the right to refuse to issue additional support and terminate its commitments under the US$750 million support facility (the “EDC Support Facility”) or require that the registrant cash collateralize all existing support. As at March 8, 2005, there was approximately US$161 million of outstanding support under this facility. The registrant will request a temporary waiver from EDC to permit continued access to the facility while Nortel completes its filing obligations. There can be no assurance that the registrant will receive such a waiver.
Once the delay in filing the 2005 Form 10-K extends beyond March 31, 2006, NNC and the registrant will not be in compliance with their obligations to deliver their SEC filings to the trustees under their public debt indentures. The delay in filing the 2005 Form 10-K will not result in an automatic default and acceleration of such long-term debt. Neither the trustee under any such public debt indenture nor the holders of at least 25% of the outstanding principal amount of any series of debt securities issued under the indentures will have the right to accelerate the maturity of such debt securities unless NNC or the registrant, as the case may be, fails to file and deliver its 2005 Form 10-K within 90 days after the above mentioned holders have given notice of such default to NNC or the registrant. In addition, any acceleration of the loans under the 2006 Credit Facility would result in a cross-default under the public debt indentures that would give the trustee under any such public debt indenture or the holders of at least 25% of the outstanding principal amount of any series of debt securities issued under the indentures the right to accelerate such series of debt securities. Approximately US$500 million of debt securities of the registrant (or its subsidiaries) and US$1.8 billion of convertible debt securities of NNC (guaranteed by the registrant) are currently outstanding under the indentures.
If an acceleration of the Company’s and the registrant’s obligations were to occur, the Company and the registrant may be unable to meet their respective payment obligations with respect to the related indebtedness. As mentioned above, the Company and the registrant are working with its lenders and EDC to obtain waivers.
Annual Shareholders’ Meeting
NNC also announced, due to the delay in the filing of its 2005 financial statements, it is postponing its previously announced Annual Shareholders’ Meeting originally scheduled for May 2, 2006. The postponement is required because Canadian law requires that NNC’s 2005 audited financial statements be placed before the shareholders at the Annual Shareholders’ Meeting, and SEC rules require that NNC provide its 2005 audited financial statements to shareholders either prior to or concurrently with the mailing of the proxy materials for the meeting. The new date will be announced, and the meeting will be held, as soon as practicable after the filing of the 2005 Form 10-K.
Certain statements in this report may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different.
Nortel has made various assumptions in the preparation of its financial outlook in this report, including the following company specific assumptions: no further negative impact to Nortel’s results of operations, financial condition and liquidity arising from the announcement today of the restatement and Nortel’s two previous restatements of its financial results; Nortel’s prices increasing at or above the rate of price increases for similar products in geographic regions in which Nortel sells its products; increase in sales to Nortel’s enterprise customers and wireless service provider customers in the Asia Pacific region as a result of Nortel’s joint venture with LG Electronics Inc.; anticipated growth in sales to enterprise customers including the full year impact to Nortel’s revenues from its acquisition of PEC Solutions, Inc., (now Nortel Government Solutions Incorporated); improvement in Nortel’s product costs due to favorable supplier pricing substantially offset by higher costs associated with initial customer deployments in emerging markets; cost reductions resulting from the completion of Nortel’s significant financial restatement exercise related to its two previous restatements and 2004 restructuring plan; a moderate increase in costs over 2005 related to investments in the finance organization and remedial measures related to Nortel’s material weaknesses in internal controls; increased employee costs relative to expected cost of living adjustments and employee bonuses offset by a significant reduction in executive recruitment and severance costs incurred in 2005; and the effective execution of Nortel’s strategy. Nortel has also made certain macroeconomic and general industry assumptions in the preparation of its financial guidance including: a modest growth rate in the gross domestic product of global economies in the range of 3.2% which is unchanged from the growth rate in 2005; global service provider capital expenditures in 2006 reflecting flat to low single digit growth as compared to low double digit growth in 2005; a general increase in demand for broadband access, data traffic and wireless infrastructure and services in emerging markets with the rate of growth in developed markets beginning to slow; and a moderate impact as a result of expected industry consolidation among service providers in various geographic regions, particularly in North America and EMEA. The above assumptions, although considered reasonable by Nortel at the date of this report, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from its expectations set out in this report.
Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s restatement announced in this report and two previous restatements of its financial statements and related events and that the previously filed financial statements of Nortel and NNL and related audit reports should not be relied upon; the negative impact on Nortel and NNL of their announced restatement and delay in filing their financial statements and related periodic reports causing them to breach their public debt indentures and obligations under their credit facilities with the possibility that the holders of their public debt or NNL’s lenders would seek to accelerate the maturity of that debt; and causing a breach of NNL’s support facility with EDC with the possibility that EDC would refuse to issue additional support under the facility, terminate its commitments under the facility or require NNL to cash collateralize all existing support; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatement of its financial statements announced in this report; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; any default in Nortel’s filing obligations extending beyond two months from the date hereof (May 9, 2006) causing any Canadian securities regulatory authority to impose an order to cease all trading in Nortel’s securities within the applicable jurisdiction or to impose such an order sooner if Nortel fails to comply with the alternate information guidelines of such regulatory authorities; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in its market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; restrictions on how Nortel and its president and chief executive officer conduct its business arising from a settlement with Motorola Inc.; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative affect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s restatement announced in this report and two previous restatements of its financial statements; any acceleration under their public debt indentures and credit facilities, which may result in Nortel and the registrant being unable to meet their respective payment obligations; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative affect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in Nortel’s market price of its publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse affect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits

99.1	Press Release issued by Nortel Networks Corporation on March 10, 2006.

99.2	Notice of Blackout dated March 10, 2006 to the Members of Nortel Networks Corporation’s Board of Directors and Executive Officers Regarding Suspension of Trading.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
	By:	/s/ Peter W. Currie
Executive Vice-President
and Chief Financial Officer

	By:	/s/ Gordon A. Davies
General Counsel — Corporate
Dated: March 10, 2006		and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nortel Networks Corporation on March 10, 2006.

99.2	Notice of Blackout dated March 10, 2006 to the Members of Nortel Networks Corporation’s Board of Directors and Executive Officers Regarding Suspension of Trading.